                               ANDREWS & KURTH
                                    L.L.P.
                                  ATTORNEYS
 OTHER OFFICES:             TEXAS COMMERCE TOWER
WASHINGTON, D.C.            HOUSTON, TEXAS 77002       TELEPHONE: (713) 220-4200
     DALLAS                                           TELECOPIER: (713) 220-4285
  LOS ANGELES                                               TELEX: 79-1208
    NEW YORK


                                 April 27, 1994





Burlington Resources Inc.
5051 Westheimer, Suite 1400
Houston, Texas 77056


Gentlemen:

              We have acted as special counsel to Burlington Resources Inc. (the "Company"), in connection with the Company's Registration Statements on Form S-3 (File Nos. 33-47154 and 33-50077) (collectively, the "Registration Statement") relating to registration under the Securities Act of 1933, as amended (the "Act"), of the offering and sale of up to $500,000,000 principal amount of the Company's Debt Securities. Capitalized terms used herein and not otherwise defined shall have the meanings assigned to them in the Registration Statement. The opinion set forth below is being delivered in connection with the offer and sale of $300,000,000 principal amount of Notes due 1999 (the "Notes") pursuant to Rule 415 under the Act pursuant to a Prospectus Supplement.

              As the basis for the opinion hereinafter expressed, we have examined such statutes, regulations, corporate records and documents, certificates of corporate and public officials and other instruments as we have deemed necessary or advisable for the purposes of this opinion. In such examination, we have assumed the authenticity of all documents submitted to us as originals and the conformity with the original documents of all documents submitted to us as copies.

              Based on the foregoing and on such legal considerations as we deem relevant, we are of the opinion that the Notes have been duly and validly authorized by all necessary corporate action by the Company, and assuming due execution and delivery of the Indenture, the due execution and authentication of the Notes as specified in the Indenture and delivery of the Notes against payment therefor, the Notes will constitute valid and legally binding obligations of the Company, subject to any applicable bankruptcy, insolvency, fraudulent transfer, reorganization,

                               ANDREWS & KURTH
                                    L.L.P.


Burlington Resources Inc.
Page Two


moratorium and other laws of general applicability relating to or affecting creditors' rights and to general equitable principles.

              We hereby consent to the use of this opinion as an exhibit to the Registration Statement and to the use of our name under the heading "Legal Matters" in the Registration Statement.

                                                Very truly yours,


                                                /s/ ANDREWS AND KURTH L.L.P.